Exhibit 99.1 Daniel J. O’Donnell, Esq. Executive Vice President Chief Legal Officer Secretary (609) 631-6157 FAX: (609) 584-8570 ODONNELLD@YNB.COM
YARDVILLE NATIONAL BANK	P.O. Box 8487 Trenton, NJ 08650 (609) 585-5100

January 29, 2007

Via Overnight Mail

Mr. Peter Bray

Bray, Chiocca & Miller, LLC

Lanidex Executive Center

100 Misty Lane

Parsippany, New Jersey 07054-2710

Dear Mr. Bray:

Thank you for your letter dated January 26, 2007.  Please be assured that we take the concerns you expressed very seriously.  As such, I have asked Joe Crawford of Pepper Hamilton LLP to contact you to learn the details of your concerns so that I may assess the information and report it to the Board.  The Board can then determine how best to proceed.  Please be specific in your information to Joe Crawford.

As you can certainly appreciate, I will not be able to inform you about any developments with respect to this matter until such time as we make a public announcement.  Thank you for cooperation in that regard.

Once again, thank you for your correspondence.

 Sincerely,

/s/Daniel J. O’Donnell

Daniel J. O'Donnell

EVP and Chief Legal Officer

cc:	Jay G. Destribats, Chairman of the Board

James Bartolomei, Chairman of the Audit Committee

Joe Crawford Esq., Pepper Hamilton LLP

Robert Murphy, Esq., Pepper Hamilton LLP